CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.2

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

THIS SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is entered into by and between Fresenius Kabi AG, Fenwal France SAS, and Fenwal International, Inc. (together with their Affiliates “Fresenius Kabi”), Cerus Corporation, a company organized under the laws of Delaware (“Cerus”), and solely for purposes of amending and restating the Original Supply Agreement (as defined below) Fresenius Kabi Deutschland GmbH, a company organized under the laws of Germany (“FK Deutschland”). Fresenius Kabi and Cerus are sometimes referred to herein as a “Party” and collectively as the “Parties.” This Agreement shall be effective as of January 1, 2022 (the “Effective Date”).

WHEREAS Cerus and FK Deutschland are parties to that certain Amended and Restated Manufacturing and Supply Agreement, effective as of July 1, 2015 (the “Original Supply Agreement”);

WHEREAS Cerus desires to ensure continuity of supply and achieve acceptable cost of goods regarding the supply of Manufactured Products, as such term is defined in this Agreement;

WHEREAS Fresenius Kabi desires to supply Cerus with its requirements for Manufactured Products as set forth herein; and

WHEREAS the Parties now wish to further amend and restate the Original Supply Agreement and substitute Fresenius Kabi as supplier in place of FK Deutschland in the manner set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fresenius Kabi and Cerus agree as follows:

Article 1

Definitions

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. The words “including”, “includes” and “include” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly dictates otherwise. Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement. Reference to any statute or regulation means such statute or regulation as amended at the time and from time to time and includes any successor statute or regulation. Unless

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi –Cerus)

otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

“AAA” shall have the meaning ascribed to it in Section 12.12.

“Additional Facility” shall have the meaning ascribed to it in Section 2.2(c).

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of any of the stock or shares having the right to vote for the election of a majority of directors, (b) in the case of non-corporate entities, direct or indirect ownership of any of the equity interest with the power to direct the management and policies of such non-corporate entities.

[***]

“APAC Countries” means the following countries: Afghanistan, American Samoa, Australia, Bangladesh, Bhutan, Brunei, Cambodia, China, Cook Islands, East Timor, Federated States of Micronesia, Fiji, French Polynesia, Guam, Hong Kong, India, Indonesia, Japan, Kiribati, Laos, Macau, Malaysia, Maldives, Marshall Islands, Mongolia, Myanmar, Nauru, Nepal, New Caledonia, New Zealand, Niue, North Korea, Northern Mariana Islands, Pakistan, Palau, Papua New Guinea, Philippines, Samoa, Singapore, Solomon Islands, South Korea, Sri Lanka, Taiwan, Thailand, Timor-Leste, Tokelau, Tonga, Tuvalu, Vanuatu, Vietnam, Wallis and Futuna.

“Base Transfer Price” shall have the meaning ascribed to it in Section 4.1(a).

“Breach” shall have the meaning ascribed to it in Section 11.3(a).

“Business Continuity Plan” shall have the meaning ascribed to it in Section 2.1(c).

“Business Heads” shall have the meaning ascribed to it in Section 4.3(c).

[***]

[***]

“Cerus Assets” shall have the meaning ascribed to it in Section 4.3(e).

“Cerus Discounted Transfer Price” shall have the meaning ascribed to it in Section 4.1(b).

“Cerus Indemnified Parties” shall have the meaning ascribed to it in Section 11.1(a).

“Cerus-Supplied Materials” shall have the meaning ascribed to it in Section 5.1(a).

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

“Components” means all raw materials and sub-assemblies, such as plastics, containers (including without limitation “wet-filled” containers), tubing, cannulas and compound adsorption devices and Intersol Solution for the production of or use in connection with the Sets and RBC Sets.

“Confidential Information” shall have the meaning ascribed to it in Section 10.1.

“Conversion Loss Reduction Plan” shall have the meaning ascribed to it in Section 4.2(b).

“Cost of Goods” means Fresenius Kabi’s fully burdened cost of manufacturing a New Product and shall be equal to the sum of the following costs to the extent reasonably and properly allocable to such New Product, in each case calculated in accordance with International Financial Reporting Standards (IFRS), consistently applied: [***]; provided, for purposes of clarification, that the allocation of the foregoing costs shall be made to generally reflect [***] and will not include [***]. Delivery costs, insurance, freight, import and export duties and taxes are not included in Cost of Goods.

“Current Good Manufacturing Practice” or “cGMP” means the then-current standards for the manufacture of pharmaceutical products, as applicable pursuant to (a) the FD&C Act (21 U.S.C. 321 et seq.); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (c) EC Directive 2003/94 EC of October 8, 2003; (d) the EC Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (e) International Conference on Harmonization (ICH) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) any Japanese laws, rules, guidelines, or regulations corresponding to the subject matter of the foregoing; and (g) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing

“Damages” shall have the meaning ascribed to it in Section 11.3(b).

“Device Master Record” shall include device specifications, production process specifications, quality assurance procedures and specifications (including acceptance criteria and quality assurance equipment to be used), and packaging and labeling specifications.

“Facility” and “Facilities” shall have the meanings ascribed to them in Section 2.2(c).

“Force Majeure Event” shall have the meaning ascribed to it in Section 12.5.

“Fresenius Kabi Elements” shall have the meaning ascribed to it in Section 11.1(a).

“Fresenius Kabi Firm Purchase Order” shall have the meaning ascribed to it in Section 2.4(b).

“Fresenius Kabi Indemnified Parties” shall have the meaning ascribed to it in Section 11.1(c).

“Funded Development Costs” shall have the meaning ascribed to it in Section 6.1(c).

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

“Funded Projects” means the projects set forth on Exhibit F.

“Future Products” shall have the meaning ascribed to it in Section 6.2.

“GSH” shall mean glutathione sodium salt, a tripeptide used to quench S-303 side reactions.

“IFUs” shall have the meaning ascribed to it in Section 4.2(b).

“Indemnifying Parties” shall have the meaning ascribed to it in Section 11.2(a).

“Initial Term” shall have the meaning ascribed to it in Section 7.1(a).

“INTERCEPT Illuminator” means a proprietary illumination device, including operating software and data management system, including source code for each, developed for use with Platelet Sets and Plasma Sets.

"Intersol Solution" means a proprietary platelet storage solution currently sold under the trademark "Intersol."

“Liabilities” shall have the meaning ascribed to it in Section 11.3(c).

“License Agreement” means the agreement entered between Fresenius Kabi (as successor-in interest to Baxter) and Cerus, effective February 2, 2005, governing the ownership of and licensed rights to certain patents, know-how and materials.

“Licensed Assets” means the Licensed Know-How, Licensed Materials and Licensed Patents, in each case as defined and set forth in the License Agreement.

“Manufactured Products” means Platelet Sets, Plasma Sets, RBC Sets, Components and any New Products.

“Manufacturing Services” shall have the meaning ascribed to it in Section 2.1(a).

“Negotiation Period” shall have the meaning ascribed to it in Section 4.1(e).

“New Products” means any Future Products or new products resulting from the Funded Projects.

“New Product Transfer Price” shall have the meaning ascribed to it in Section 4.1(c).

“Permitted Assignees” shall have the meaning ascribed to it in Section 12.2(a).

“Person” means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

“[***]” means, if applicable, the effective date of [***].

“Phase 4 Project” means each of the designated Funded Projects set forth on Exhibit F under the title “Phase 4 Projects.”

“Phase 4 Project Milestone” means the date on which annual production volume of Sets and RBC Sets is [***].

“Plasma Disks” means sintered porous plastic adsorbent disks designed for the pathogen inactivation system for plasma.

“Plasma Sets” means disposable processing sets for inactivation of pathogens in plasma components of blood, containing S-59.

“Platelet Sets” means disposable processing sets for the inactivation of pathogens in platelet components of blood, containing S-59.

“Platelet Wafers” means sintered porous plastic adsorbent wafers designed for the pathogen inactivation system for platelets.

“Proceeding” shall have the meaning ascribed to it in Section 11.3(d).

“Production Disruption” shall have the meaning ascribed to it in Section 2.4(a).

“Product Specifications” means the specifications for the Platelet Sets, the Plasma Sets and RBC Sets (as described in Section 2.1(b)), and as modified from time to time pursuant to Section 2.2 and Article 6 of this Agreement. The Product Specifications for Components will be the applicable specifications for Components included within the Product Specifications mentioned above in this definition, or if such do not exist for any Component, then specifications to be developed by the Parties for such Component.

[***]

“Quality Agreement” means that certain quality agreement dated as of even date herewith.

“QSRs” shall have the meaning ascribed to it in Section 2.2(d).

“RBC Filter Set” means a disposable set for the sterile delivery of red blood cells, GSH and S-303 for the pathogen inactivation system for red blood cells.

“RBC Processing Set” means a disposable set for the mixing, incubation and storage of red blood cells for the pathogen inactivation system for red blood cells.

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

“RBC Sets” means disposable processing sets for the inactivation of pathogens in red blood cell components of blood, containing GSH, S-303, an RBC Filter Set and an RBC Processing Set.

“Regulatory Approval” means, for a particular country or regulatory jurisdiction, all approvals from the applicable Regulatory Authority required for the commercial marketing or sales of the Manufactured Products in such country, along with satisfaction of any related applicable regulatory requirements

“Regulatory Authority” means any regulatory authority or entity having the responsibility, jurisdiction, and authority to approve or regulate the manufacture, use, importation, packaging, labeling, marketing and sale of the Manufactured Products in any country or regulatory jurisdiction, including without limitation the United States and the European Union.

“Renewal Term” shall have the meaning ascribed to it in Section 7.1(a).

“S-303” shall mean the raw material S-303:2HCL powder used for the inactivation of pathogens.

“S-59” means the raw material amotosalen HCl, a component of Platelet Sets and Plasma Sets.

“Sets” means the Platelet Sets and the Plasma Sets.

“Steering Committee” shall have the meaning ascribed to it in Section 4.3.

“Supply Disruption” means any event the consequence of which is Fresenius Kabi is unable to fulfill Cerus’ reasonable purchase orders for a period in excess of [***], except to the extent that such disruption is due to Cerus’ failure to deliver any Cerus-Supplied Material that is required for the manufacture of the applicable Manufactured Product.

“Term” shall have the meaning ascribed to it in Section 7.1(a).

“Territory” means all countries in the world, except the APAC Countries or elsewhere where local or regional manufacturing is needed to obtain product registrations or sales.

“Third Party Changes” shall have the meaning ascribed to it in Section 2.2(a).

“Transfer Price” shall have the meaning ascribed to it in Section 4.1(a).

“Unfunded Projects” shall have the meaning ascribed to it in Section 4.4(b).

“Warranty Period” shall have the meaning ascribed to it in Section 3.1(e).

“Work Order” means a written, signed order for the performance by Fresenius Kabi of mutually agreed services. A Work Order shall include a scope of work, a project budget and a payment schedule. All Work Orders shall be deemed to be incorporated into this Agreement and governed by its terms and conditions.

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Article 2

Manufacturing and Supply

Section 2.1 Manufacturing Services.

(a) General. Fresenius Kabi will, during the term of this Agreement, manufacture Manufactured Products for Cerus on the terms set forth below all in accordance with the Product Specifications (collectively, the “Manufacturing Services”) in a professional and efficient manner and in accordance with the terms and conditions of this Agreement and the Quality Agreement.

(b) Product Specifications for Platelet and Plasma Sets. As of the Effective Date, the Product Specifications for the Platelet Sets, Plasma Sets, and RBC Sets are listed on Exhibit A, Exhibit B, and Exhibit C, respectively, to this Agreement.

(c) Business Continuity Plan. On or prior to December 1st of each calendar year during the Term, Fresenius Kabi shall provide Cerus with a report on manufacturing capacity at each of the Facilities for the following [***] based on the “optimistic” and “base case” forecasts provided by Cerus pursuant to Section 2.4, and a business continuity plan setting forth its ability to provide Manufactured Products during the Term (collectively, the “Business Continuity Plan”). A mutually approved Business Continuity Plan effective as of the Effective Date is attached hereto as Exhibit H.

Section 2.2 Change Requests.

(a) Product Specifications; Device Master Record. In the event that Cerus requests any changes to a Product Specification (including, without limitation, the addition of new product codes or changes made to comply with any requirement, order or instructions by any Regulatory Authority), Fresenius Kabi will, subject to the review and approval process in accordance with the provisions of this Section 2.2(a) and Section 4.4(a), perform and complete such requests in a timely fashion. Fresenius Kabi will not unreasonably withhold or delay its approval to any requests of Cerus to change Product Specifications. In addition, Fresenius Kabi may from time-to-time request certain changes to a Product Specification by timely submitting such request to Cerus for review and approval. Fresenius Kabi will not implement any such change unless and until such change is approved by Cerus, in its sole discretion. Any changes to the Product Specifications or Device Master Record, whether initiated by Cerus or Fresenius Kabi, must be reviewed and approved under Fresenius Kabi and/or Cerus change control procedures. Fresenius Kabi will make no changes to the Device Master Record for the Manufactured Products without the prior written approval of Cerus. Notwithstanding the foregoing, the Parties acknowledge certain changes are caused by third-party suppliers (“Third Party Changes) and are thus outside the scope of Fresenius Kabi’s control. Fresenius Kabi shall give Cerus at least [***] notice of any such Third Party Changes, provided such third party gave sufficient notice to Fresenius Kabi. If, due to circumstances beyond Fresenius Kabi's control, Fresenius Kabi is required to qualify a new third-party supplier, it will so notify Cerus and the Parties will confer on the determination of and terms

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

of agreement with such new third-party supplier. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, allocation of costs for any change described in this Section 2.2(a) is further described in Section 4.4(a).

(b) [Reserved].

(c) Changes in Manufacturing Location. The Fresenius Kabi facilities in La Châtre, France, San German, Puerto Rico, and Haina, Dominican Republic shall be the primary manufacturing sites and product development support centers for the Manufactured Products (each, a “Facility” and collectively, the “Facilities”). Fresenius Kabi will not make any change in its manufacturing location for Sets, RBC Sets or New Products without Cerus’ prior written consent, which consent will not be unreasonably withheld or delayed, and, in any event, will not change its manufacturing location until the new location is fully-qualified and licensed with each applicable Party’s regulatory body for the manufacture of the Manufactured Product for sale or clinical testing. Changes in manufacturing location include changes in Fresenius Kabi’s manufacturing location for raw materials, components, subassemblies, or finished goods; changes in location or subcontractor for sterilization processes; and changes in chemical and physical facilities. In the event the Parties mutually agree in writing to expand the manufacturing sites and product development support centers for the Manufactured Products beyond the Facilities, Fresenius Kabi shall identify and qualify such additional Fresenius Kabi facility with ISO 13485 certification and an FDA establishment license for the manufacture of the applicable Manufactured Product, provided that such facility shall have low overhead and labor costs associated with the manufacture of goods (such facility, an “Additional Facility”). The transfer pricing for Manufactured Products manufactured at such Additional Facility shall be subject to mutual agreement by the Parties based on good faith discussions, taking into account Fresenius Kabi’s costs and cost savings, the effects of any efficiencies realized as a result, any amortization of capital equipment costs incurred and contemplated by Section 4.4(c) hereof, and such other factors as may be reasonably relevant; provided, however, in no event shall such prices exceed those as set forth on Exhibit D unless otherwise agreed by the Parties. Allocation of costs for any such changes is further described in Section 4.4(c).

(d) U.S. FDA Compliance. Upon Cerus’ written request, Fresenius Kabi agrees to review and modify, as may be necessary, and maintain its existing manufacturing facilities and quality systems to be compliant with FDA quality system requirements (“QSRs”) and cGMP. In the event of a modification to meet QSRs, cGMP and standards applicable to the United States, Europe or APAC Countries (if applicable), Fresenius Kabi will review and modify its existing manufacturing facilities in agreement with Cerus. Allocation of costs for such changes is further described in Section 4.4(d).

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

(e) Plastics. Cerus understands that Fresenius Kabi may receive, from time-to-time, “Supplier Notice of Change” notifications from its suppliers for any of the formulations for the key plastics used in the Platelet and Plasma Sets manufactured by its suppliers. If either Party reasonably determines that any such change causes, or would reasonably be expected to cause, the Manufactured Products to fail to meet any regulatory requirements, the Parties shall discuss in good faith the need to procure alternative suppliers and/or solutions, as well as any extensions to planned production times and additional costs or pricing changes. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, allocation of costs for such changes is further described in Section 4.4(e).

(f) Work Order. In the event Cerus requires Fresenius Kabi to perform any work pursuant to this Section 2.2, the Parties shall enter into a Work Order for the performance by Fresenius Kabi of such mutually agreed services. Such services may include, but are not limited to, the conduct of annual stability studies and additional testing of Manufactured Products beyond the scope currently set forth in this Agreement and the Quality Agreement.

Section 2.3 Supply and Purchase Commitments.

(a) Subject to Cerus’ supply of (a) Platelet Wafers, Plasma Disks and S-59 for the Sets and (b) S-303, GSH, RBC Filter Sets and RBC Processing Sets for the RBC Sets, during the Term of this Agreement, Fresenius Kabi shall supply Cerus with Manufactured Products within the delivery times required under Section 2.4. Cerus shall purchase Manufactured Products from Fresenius Kabi as set forth in Section 2.5.

(b) Cerus shall purchase the following:

(i) Except as set forth in this subsection “(i)”, Cerus shall purchase [***] of its requirements for Sets for the Territory from Fresenius Kabi; provided, however, Cerus may purchase [***] of Sets from a third party to the extent necessary to maintain supply qualification of said third party; provided further, Cerus shall be permitted to purchase Sets from a qualified third party supplier as cover for commercial purposes in the event of and to the extent of (i) a Supply Disruption, or (ii) Fresenius Kabi’s inability, due to capacity constraints (identified in accordance with the other terms and conditions of this Agreement), to satisfy [***] of Cerus’ requirements for Sets.

(ii) Except as set forth in this subsection “(ii)” and subsection “(iii)” below, and subject to successful completion of the activities required by Items “15 and 23” of the Funded Projects list in Exhibit F and as developed and defined by the Parties pursuant to Article 6 below, Cerus shall purchase [***] of its requirements for RBC Sets for the Territory from Fresenius Kabi; provided, however, Cerus may purchase [***] of RBC Sets from a third party to the extent necessary to maintain supply qualification of said third party; provided further, Cerus shall be permitted to purchase RBC Sets from a qualified third party supplier as cover for commercial purposes in the event of and to the extent of (i) a Supply Disruption, or (ii) Fresenius Kabi’s inability, due to

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

capacity constraints (identified in accordance with the other terms and conditions of this Agreement), to satisfy [***] of Cerus’ requirements for RBC Sets.

(iii) Except as set forth in this subsection “(iii)”, and subject to successful completion of the activities required by Items “15 and 23” of the Funded Projects as developed and defined by the Parties pursuant to Article 6 below, Cerus shall purchase [***] of its requirements for [***] for the Territory from Fresenius Kabi, except to the extent prohibited by existing contractual obligations; provided, however, Cerus may purchase [***] of [***] from a third party [***]; provided further, Cerus shall be permitted to purchase [***] from a qualified third party supplier as cover for commercial purposes in the event of and to the extent of (i) a Supply Disruption, or (ii) Fresenius Kabi’s inability, due to capacity constraints (identified in accordance with the other terms and conditions of this Agreement), to satisfy [***] of Cerus’ requirements for [***]. For clarity sake, it is understood by the Parties that Cerus currently has a contractual obligation to a third-party supplier for the manufacture and supply of at [***] of Cerus’ annual total requirements for such [***] in the [***], provided such requirements do not exceed such third-party supplier’s production capacity, and in the case of the [***], that Cerus has not implemented [***]. It is further understood by the Parties that Cerus is party to a development agreement for such [***] and, upon validation and approval of such [***], the manufacture and supply of such [***] will be subject to certain purchase requirements currently being negotiated by Cerus and such potential third-party supplier. Any rights by Fresenius Kabi to manufacture, and obligations by Cerus to purchase, such [***] shall be subject to the rights and obligations with respect thereto to be set forth in the definitive manufacturing and supply agreement Cerus enters into with such third party supplier. It is further understood and agreed by the Parties that, in connection with any renewal rights Cerus may have with respect to extending the initial term of the applicable definitive agreements for the manufacture and supply of the [***], Cerus shall [***]. Fresenius Kabi shall thereafter [***] and Cerus shall [***]; provided, however, that [***].

(c) San German facility. In the event [***] between Fresenius Kabi and the Government of Puerto Rico Department of Economic Development and Commerce (“DEDC”), [***], related to the San German facility that requires [***], and [***] under this Agreement, [***]; provided however that [***].

Section 2.4 Forecasts.

(a)
In order to assist Fresenius Kabi in its production planning of Manufactured Products for Cerus, Cerus will provide to Fresenius Kabi during the Term of this Agreement a [***] forecast by product/article code on or prior to the [***], of which the first [***] will constitute firm purchase orders for Platelet Sets, Plasma Sets and RBC Sets, and of which the first [***] will constitute firm purchase orders in the case of Components ordered separately (each a “Firm Purchase Order”). Fresenius Kabi will provide Cerus written confirmation of its acceptance

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

or rejection of the Firm Purchase Order no later than the [***] after receipt thereof and, upon acceptance, shall thereafter be obligated to produce the Manufactured Products set forth therein; provided, however, that Fresenius Kabi shall not be obligated to accept and may reject any Firm Purchase Order the volume for which [***]. In the event that Fresenius Kabi becomes aware of an event or circumstance that would adversely impact Fresenius Kabi’s ability to manufacture and supply all or a portion of the Manufactured Products set forth in the Firm Purchase Order (a “Production Disruption”), Fresenius Kabi will provide notice (email acceptable) thereof, including the details describing the event or circumstance and Fresenius Kabi’s proposed resolution, including the timing thereof, within [***] of becoming aware of such Production Disruption. Any Manufactured Products ordered pursuant to a Firm Purchase Order and not delivered as a result of a Production Disruption [***] Fresenius Kabi [***] such Firm Purchase Order [***] in one or more [***]. For the purposes of clarity and avoidance of doubt, Cerus acknowledges that [***] within [***] in accordance with accepted Firm Purchase Orders [***], except to the extent [***]. With respect to the Sets, the [***] for the [***] constituting a Firm Purchase Order shall not be greater than [***] ordered, but in no event shall be greater than [***] on a [***] basis, without giving effect to any impact arising out of or resulting from [***], for the applicable Set in the preceding [***] period unless otherwise agreed to in writing by a Steering Committee Member of both Parties. Cerus agrees that these forecasts will include consideration of obligations for supply of products to meet the forecasts of any third party distributors or other third parties. Additionally, during the third quarter of each calendar year, Cerus shall provide to Fresenius Kabi an “optimistic” volume forecast and a “base case” volume forecast, for the following [***]. “Optimistic” volume forecast shall be used for manufacturing capacity assessment and discussion of manufacturing capacity planning between the Parties based on such assessment and shall be taken into account in the Business Continuity Plan. Monthly meetings with Fresenius Kabi and Cerus representatives shall be held at a mutually agreeable time to discuss production planning and inventory management, including, but not limited to, volume forecasts provided pursuant to this Section 2.4, as well as Fresenius Kabi’s demand forecasts for Cerus-Supplied Materials for the succeeding [***] period.

(b)
In order to assist Cerus in its production planning of Cerus-Supplied Materials, Fresenius Kabi will provide to Cerus during the Term of this Agreement a [***] forecast by product code on or prior to the [***], of which the first [***] will constitute firm purchase orders for Cerus-Supplied Materials (each a “Fresenius Kabi Firm Purchase Order”). Such Fresenius Kabi Firm Purchase Order shall contemplate (i) no less than [***] and no more [***] of safety stock of Plasma Disks and Platelet Wafers (not including any Plasma Disks or Platelet Wafers then in production for Sets) and (ii) no less than [***] and no more than [***] of safety stock of S-59 (not including any S-59 then in production for Sets), in each case based on future production demand of the corresponding Set. The safety stock requirements with respect to the RBC Sets and other Cerus-Supplied Materials shall be mutually agreed upon by the Parties, each acting in good faith. The [***] for the [***] constituting a Fresenius Kabi Firm Purchase Order shall [***] ordered in the preceding [***] period unless otherwise agreed to in writing by a Steering Committee Member of both Parties.

Section 2.5 Purchase Orders.

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

The Firm Purchase Orders in each rolling forecast described in Section 2.4 above will constitute a binding obligation on the part of Cerus to purchase such Manufactured Products regardless of whether Cerus has a need for such Manufactured Products at the time of delivery and such purchase obligation will not be relieved for longer than a [***] period, except on account of any Force Majeure Event or the unavailability of Cerus-Supplied Materials that may arise subsequent to the date the purchase order is placed. The terms and conditions of this Agreement will be controlling over any terms and conditions included in any purchase order form used in ordering Manufactured Product. Any term or condition of any purchase order, invoice, packing slip, quotation or other document delivered by either Party incident to the purchases hereunder that is in addition to, different from or contrary to the terms and conditions of this Agreement will be void, unless the Parties otherwise agree by a separate written agreement.

Section 2.6 Delivery; Shipment; Invoices.

(a) All Manufactured Products supplied under this Agreement will be delivered by Fresenius Kabi to Cerus’ designated carrier at the Facility (FCA, Facility location, INCOTERMS 2020). Title and risk of loss passes to Cerus when the Manufactured Product has been received by Cerus’ designated carrier at such designated location. Fresenius Kabi shall issue invoices at the time such Manufactured Products leave Fresenius Kabi’s warehouse for delivery to Cerus, provided that Cerus shall pay said invoices within [***] days of release of such Manufactured Products by the Parties’ quality departments in accordance with the Quality Agreement. Disputed invoices are to be resolved expeditiously and in good faith by the Parties. Fresenius Kabi shall cause to be delivered all Manufactured Products according to the Firm Purchase Orders made by Cerus pursuant to Section 2.4 of this Agreement.

(b) Fresenius Kabi shall include a packing list in each shipment of the Manufactured Products providing the following information: (1) Cerus purchase order number; (2) Fresenius Kabi Components Code; and (3) Quantity. Fresenius Kabi shall also mail a copy of each packing list to Cerus for each shipment at the time of shipment. Fresenius Kabi shall provide to Cerus a certificate of compliance for each lot of Manufactured Products shipped.

(c) All Manufactured Product shall have a shelf life at the time of release by Fresenius Kabi QA for receipt by Cerus’ designated carrier pursuant to Section 2.6(a) above of not less than the maximum shelf life (as set forth in the applicable Product Specification) less [***] or, with respect to Manufactured Products reprocessed pursuant to Section 7.9 of the Quality Agreement, [***].

(d) Within [***] of receipt of Product Release Records (as defined in the Quality Agreement between the Parties) for Manufactured Products, Cerus will complete a review to identify any variations from the Product Specifications referenced on the relevant exhibit to this Agreement. If Cerus delivers such notice of variation from Product Specifications within such [***] period, Cerus shall promptly make available to Fresenius Kabi for examination and testing, at the expense of Fresenius Kabi, the Manufactured Products in the rejected shipment. Cerus will

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

work with Fresenius Kabi to determine if the identified variations from Product Specifications can be clarified or resolved. If the parties are unable to agree on whether said Manufactured Products meet the Specifications, samples of the same shall be provided to an independent qualified third party acceptable to both Cerus and Fresenius Kabi for such evaluation. The decision of said third party shall be binding on both parties. In the event the Manufactured Product is found to not meet Specifications, Fresenius Kabi shall, at Fresenius Kabi’s expense, either (i) credit Cerus for the amount of such non-conforming Manufacturing Products for which Cerus has previously paid Fresenius Kabi, or (ii) promptly provide replacement Manufactured Products that meet the Product Specifications.

Article 3

Warranty

Section 3.1 Warranty.

(a) Each Party represents and warrants to the other as follows:

(i) As of the Effective Date, all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken.

(ii) As of the Effective Date, the execution, delivery and anticipated performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction or provision or agreement or instruction binding on or affecting it or any of its assets.

(iii) As of the Effective Date, its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, regardless of whether enforcement is sought in a proceeding in equity or at law).

(iv) To the knowledge of the Parties as of the Effective Date, no consents, waivers, approval or authorizations of any third party, other than the Regulatory Authorities in other countries in the Territory, are required for such Party to perform any of its obligations under this Agreement.

(b) Fresenius Kabi represents and warrants that, upon shipment and for a [***] from the date of production of each Manufactured Product (or for the shelf-life of the Manufactured Product, if such period is longer) (the “Warranty Period”), Manufactured Products will meet the then-current Product Specifications, and be free from defects in material, workmanship and title, provided Manufactured Products are stored according to label copy and are used according to label instructions; provided, however, for the avoidance of doubt, said warranty shall not apply to

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failures caused by the design of the Products (except to the extent that such design was based on input from Fresenius Kabi) nor by Cerus-Supplied Materials.

(c) Subject to Section 2.2(d), Fresenius Kabi represents and warrants that its manufacturing facilities used to provide Manufactured Products hereunder meet the QSRs, cGMP and standards applicable as required to meet the Product Specifications.

Section 3.2 Disclaimer of Warranties. With respect to the subject matter of this Agreement, the warranties granted in Section 3.1 are exclusive and are offered in LIEU OF ALL IMPLIED OR STATUTORY WARRANTIES (INCLUDING WITHOUT LIMITATION, WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE) or any other express or implied warranties or representations.

Section 3.3 Remedies. If any item manufactured by Fresenius Kabi or its subcontractors shall prove defective in material and/or workmanship within the Warranty Period, Cerus shall notify Fresenius Kabi in writing of such defect or noncompliance as soon as reasonably practicable, but in any event within [***] of Cerus’ discovery of such defect or noncompliance, and Fresenius Kabi shall replace said item. The Warranty Period for such replaced item shall be as set forth in Section 3.1(b) of this Agreement. Fresenius Kabi shall have no responsibility if (a) such item has been improperly stored by Cerus or used outside of label instruction by Cerus, its agents or customers or (b) the defect or noncompliance is due to an act or omission by Cerus or its third-party suppliers as relating to (i) with respect to the Sets, the Platelet Wafers, Plasma Disks, S-59 or INTERCEPT Illuminator devices, (ii) with respect to the RBC Sets, the RBC Filtering Sets, RBC Processing Set [***], S-303 or GSH; or (iii) any other Cerus- Supplied Materials. The foregoing shall be Fresenius Kabi’s sole and exclusive liability and Cerus’ sole and exclusive remedy for any breach of contract action arising out of any such defect, except with respect to each Party’s indemnification obligations as set forth in Article 11, provided that Fresenius Kabi shall remain responsible to carry out its obligations under the Quality Agreement.

Article 4

Payments; Audit; Steering Committee

Section 4.1 Compensation for Manufacturing Services.

(a) Transfer Pricing for Sets. The [***] transfer price at which the Sets will be invoiced to Cerus shall be determined based upon the total volume of Sets [***], so long as [***] approved by the Parties. Notwithstanding the foregoing, in the event that the [***] of Sets purchased in [***] is (x) greater than the [***] of Sets set forth in the [***], or (y) less than the [***] of Sets set forth in the [***] due to (i) a [***] for the applicable [***] as compared to the [***] of Sets set forth in the [***], or (ii) the [***], and in each case the differences resulting from “(x)” or “(y)” would result in a different pricing tier as set forth on Exhibit D (the “Adjusted Pricing Tier”), then, in the case of “(x),” Fresenius Kabi will issue a credit to Cerus in an amount equal to the aggregate amount paid by Cerus for the applicable [***] (“Actual Payments”) less the amount Cerus would

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have paid at such the Adjusted Pricing Tier (“Adjusted Payments”), and in the case of “(y),” Fresenius Kabi will issue an invoice for an amount equal to Cerus’ Adjusted Payments less Cerus’ Actual Payments and in the event Cerus has not paid such invoice within [***] of issuance, such failure shall be considered a breach of this Agreement. For purposes of clarity, any [***] shall be counted for purposes of calculating the applicable Transfer Price for the calendar year for which the shutdown, closure or disruption occurred and disregarded for purposes of calculating the applicable Transfer Price for the subsequent calendar year. The base transfer price by [***] is set forth on Exhibit D (the “Base Transfer Price”); provided however that the Base Transfer Price for Sets produced in San German, Puerto Rico shall be converted to US dollars at a mutually agreed exchange rate. Commencing [***], and each [***] thereafter during the Term, each of the Base Transfer Price, New Product Transfer Price (defined below), and Project Surcharge (defined below) will be adjusted annually by Fresenius Kabi by an amount equal to the [***] based on a [***] to [***] timeframe (Base Transfer Price as adjusted, the “Transfer Price”). Notwithstanding the foregoing, for the period commencing on the Effective Date and through the remainder of [***], the Base Transfer Price is the Transfer Price.

(b) Transfer Pricing for Cerus-Supplied Materials. Cerus shall provide Fresenius Kabi with the Cerus-Supplied Materials at [***] to Fresenius Kabi; provided, however, Cerus shall invoice and Fresenius Kabi shall reimburse Cerus for its costs as set forth on Exhibit I ([***] as described in Section 4.1(a) at the beginning of each new [***] of the Term, commencing [***]) as a result of [***] in excess of [***] percent ([***]%) of each shipment of Cerus-Supplied Materials provided to Fresenius Kabi, provided that such Cerus-Supplied Materials meet applicable product specifications upon delivery to Fresenius Kabi.

(c) Transfer Pricing for New Manufactured Products. The initial transfer price for the RBC Sets, or any Components or New Product to be manufactured and supplied by Fresenius Kabi that is not manufactured and supplied by Fresenius Kabi to Cerus as of the Effective Date, shall be negotiated in good faith by the Parties and shall be set at an amount that maintains the [***] then in effect for all Manufactured Products as shown in Exhibit D for that [***] and shall adjust for each subsequent [***] to a transfer price that maintains the [***] then in effect for all Manufactured Products as shown in Exhibit D for such subsequent [***] (the “New Product Transfer Price”); provided however, that the [***] shall be in accordance with [***]. Adjustments to the New Product Transfer Price of such product shall also be done in accordance with Sections 4.1(a). Further, the Parties shall negotiate in good faith [***] for such Components or New Products based on [***] consistent with the [***] set forth on Exhibit D. In order to verify the Cost of Goods comprising the New Product Transfer Price pursuant to this Section 4.1(c), Fresenius Kabi shall provide to Cerus a written report of the calculation of the Cost of Goods for the applicable product at least [***] days prior to the commencing manufacture of such Components or New Products, as applicable. Cerus shall have the right to cause an independent, certified public accounting firm selected from among the “Big 4” nationally recognized accounting firms, or such other firm of national standing that is reasonably acceptable to Fresenius Kabi to audit Fresenius Kabi’s records relating to the Cost of Goods for such product to confirm the amount of the costs and expenses reflected in such report. The accounting firm shall be obligated to keep in strict confidence his findings also vis-à-vis Cerus and will inform Cerus and Fresenius Kabi

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only about whether or not the calculation of the applicable New Product Transfer Price has been correct and the amount, if any, of the deviation from the charged New Product Transfer Price. [***] of such audit unless such audit discloses [***] by Fresenius Kabi of [***] percent ([***]%) or more, in which event [***] of such audit.

(d) [Reserved]

(e) [Reserved]

Section 4.2 Cost Calculations

(a) Raw Material Cost Changes. Notwithstanding the price changes set forth in Section 4.1(a), Cerus understands and acknowledges that Fresenius Kabi has supply agreements for raw materials or other components supplied by Fresenius Kabi, including key plastics, that are used in the Platelet and Plasma Sets. In the event that the cost of any such raw materials or other components procured from independent third party vendors increases by greater than [***] in a given [***] period during the Term (such cost increase, a “Extraordinary Charge”), Fresenius Kabi will promptly notify Cerus of the nature and amount of such Extraordinary Charge, including providing written evidence thereof as may be reasonably requested by Cerus. [***]; provided however, that [***] Cerus has had a reasonable opportunity to review the written evidence and had an opportunity to discuss with Fresenius Kabi, which review shall be concluded within [***] days after Fresenius Kabi has made such evidence available. Notwithstanding the foregoing, [***] shall require Cerus prior written approval (such approval not to be unreasonably withheld, conditioned or delayed) before Fresenius Kabi procures such raw material or other component. For purposes of clarity, [***].

(b) Conversion Loss. Fresenius Kabi shall use commercially reasonable efforts to continually reduce conversion loss and rework for Manufactured Products and Cerus-Supplied Materials. For the purpose of this Agreement, “conversion loss” shall include losses due to quality control testing and scrap of excess or non-conforming Manufactured Products. The Parties will jointly prepare a development plan to reduce such conversion loss and rework for Manufactured Products and Cerus-Supplied Materials (the “Conversion Loss Reduction Plan”).

(c) Scrap. Cerus agrees [***] of scrap charges for excess materials, such as obsolete labels and instructions for use (“IFUs”) solely to the extent arising from changes in Manufactured Products Specifications. Fresenius Kabi will promptly notify Cerus of the nature and amount of such scrap charges and invoice Cerus accordingly.

(d) Project Surcharge. Fresenius Kabi shall [***] a project surcharge as shown in Exhibit D (“Project Surcharge”) [***] to the Transfer Price. The Project Surcharge covers [***] of the [***] of the applicable projects identified on Exhibit D. In the event an identified project is completed, the applicable Project Surcharge shall [***] beginning [***] after the applicable project is completed.

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Section 4.3 Steering Committee.

(a) The Parties shall establish a Joint Steering Committee comprised of an equal number of representatives from Fresenius Kabi and Cerus (the “Steering Committee”), which members shall initially be the individuals identified on Exhibit E. The Steering Committee shall meet at least twice per calendar year and shall have primary responsibility for providing oversight with respect to: (i) execution of the Business Continuity Plan; (ii) the overall stability and long-term viability of Fresenius Kabi’s La Châtre facility for purposes of enabling Cerus to evaluate its rights and obligations under [***]; (iii) [***] upon termination or expiration of Cerus’ contractual commitments as described in Section 2.3(b); and (iv) the preparation of detailed project plans, including scope, roles and responsibilities, prioritization and timelines with respect to the Funded Projects.

(b) In addition to the responsibilities set forth in Section 4.3(a), the Steering Committee shall meet at least twice per calendar year to perform the following tasks:

(i) Review and prioritize cost reduction initiatives, at which time, Cerus and Fresenius Kabi shall identify projects for implementation (if any), and estimate and allocate related costs (including, but not limited to, engineering time, operating and capital expenses), and risks and benefits.

(ii) Review and prioritize New Products and product improvements, and anticipated changes.

(c) In the event that the Steering Committee is unable to reach a decision on any matter after [***] business days, the decision will be escalated to the Chief Executive officer of Cerus and the designated member of the Management Board of Fresenius Kabi (together, the “Business Heads”), who will have an additional [***] business days to reach a mutually agreeable decision. If the Business Heads are unable in good faith to reach resolution, the Parties shall submit the issue to an independent third party jointly selected by the parties for resolutions. The parties shall jointly bear the costs, if any, of such third party.

(d) For the avoidance of doubt, and subject to Section 2.2, (i) Fresenius Kabi shall be able, without Cerus’ consent (or Steering Committee involvement), to implement any projects or other process improvements that do not affect product specifications or registrations, provided that such projects or process improvements do not result in an increase in pricing, and (ii) Cerus shall not unreasonably withhold or delay its consent to initiate any projects or other process improvements that affect product registrations, provided that such projects or process improvements shall not be implemented without Cerus’ consent and approval until any required Regulatory Approvals are obtained.

(e) For the avoidance of doubt, and in accordance with Sections 2.2, 6.2 and 6.3, Cerus shall be able, without Fresenius Kabi consent (or Steering Committee involvement), to implement any projects or other process improvements, provided such projects or process improvements do not

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result in any costs, investments or expenses for Fresenius Kabi. In the event that such projects or process improvements would result in a cost, investment or expense for Fresenius Kabi, the Parties shall negotiate in good faith any adjustment to pricing that may result from such projects or process improvements, and Fresenius Kabi shall not unreasonably withhold or delay its consent to any such projects or process improvements.

Section 4.4 Change Requests; Capital Expenditures.

(a) Product Specifications. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, in the event of any change in Product Specifications under Section 2.2(a), Fresenius Kabi will not be required to perform any work with respect to such change until the Parties reach written agreement on the scope of the additional work, the roles and responsibilities of the Parties with respect to the execution of such change, the allocation of expenses and the change in Transfer Price.

(b) Product Development; Product Improvements; Prototypes. Except as to the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, at Cerus’ request, Fresenius Kabi will provide cost estimates for projected development work, including any development work related to any Future Products (the “Unfunded Projects”). Cerus will reimburse Fresenius Kabi on a time and material basis for pre-approved out-of-pocket expenses, engineering trials, prototype manufacturing for research and development (including costs of making changes or conducting activities described under Section 2.2(b)) and/or clinical trials, FTE support and materials) incurred in connection with such Unfunded Projects.

(c) Manufacturing Location. Fresenius Kabi will bear any and all costs of relocating and revalidating manufacturing equipment and facilities unless such relocation and validation is expressly requested by Cerus. Except as otherwise provided herein, any costs involved with any change in manufacturing relocation will not be included in the Transfer Price and will not increase the Transfer Price to Cerus over the Transfer Price that was then in effect.

(d) Compliance with U.S. FDA QSRs and cGMP. The costs of maintaining (as to the Facility) and establishing (as to an Additional Facility) compliance with QSRs, cGMP and other regulatory standards for a Class III medical device pursuant to Section 2.2(d) will be borne by Fresenius Kabi.

(e) Plastics. Cerus understands that significant testing costs may be required for the qualification and submission of potential changes described in Section 2.2(e). Except as contemplated by the Funded Projects set forth on Exhibit F, Cerus agrees to fully fund any qualification and validation work required specifically for use of plastics in the Manufactured Products. Fresenius Kabi will fund the generic qualification and validation work that would be required for material changes required for use of such plastics in Fresenius Kabi products.

(f) Capital Expenditures. Except as provided in Sections 4.4(c) and 4.4(d), and except for

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(i) any cost of relocating manufacturing facilities, (ii) identifying and qualifying an Additional Facility as contemplated by Section 2.2(c), (iii) providing sufficient capacity for Manufactured Products to Cerus, and/or (iv) any costs contemplated by the Funded Projects, each of which will be Fresenius Kabi’s financial responsibility, any capital expenditure required exclusively to meet the changes requested by Regulatory Authorities will be paid for directly by Cerus. Except as provided in Section 6.5, any such capital assets paid for by Cerus (“Cerus Assets”) shall be purchased in Cerus’ name and be owned by Cerus. Fresenius Kabi shall be liable for all risk of damage to or loss of such Cerus Assets while in the possession or control of Fresenius Kabi, ordinary wear and tear excepted. Fresenius Kabi shall tag all such Cerus Assets in its possession or control with appropriate indicators that they are owned by Cerus, and shall ensure that no third party acquires any security interest in the Cerus Assets while they are in the possession or control of Fresenius Kabi. All Cerus Assets in the possession or control of Fresenius Kabi shall be returned to Cerus upon the termination of this Agreement, unless otherwise agreed to by the Parties.

Section 4.5 Payment; Late Payment Charges. Cerus will pay any purchase price or payment for services due hereunder in Euros in the event Euros are the local currency of the manufacturing site or site of performance of services, and in U.S. Dollars in all other cases, unless the Parties otherwise agree in writing. Such payments shall be made within [***] days of release of such Manufactured Products by the Parties’ quality departments in accordance with the Quality Agreement by check or wire transfer to a bank account designated in writing by Fresenius Kabi. Undisputed invoices not timely paid will be subject to a late payment charge of [***] percent ([***]%) per month, or the highest amount permitted by law, if lower.

Article 5

Cerus-Supplied Materials; Illuminators

Section 5.1 Cerus-Supplied Materials.

(a) Cerus shall have full management and control of the supply chain for certain Components (“Cerus-Supplied Materials”), including, but not limited to, specifications, qualification, change control, purchasing of certain raw materials, production planning and facility expansion, and OEM relationships with third party suppliers. Cerus shall have the right to enter directly into contractual arrangements with such third party suppliers for said purposes. Any agreement with third party suppliers designated as such by Cerus (as of the Effective Date, [***], Powdersize, LLC, a Lonza Company, Porex Corporation, Purolite LLC, Laboratorios Grifols, S.A., [***], Baxter Oncology GmbH, [***]) shall provide for the release of Cerus-Supplied Materials according to Cerus specifications. Cerus shall have the responsibility to resolve technical issues with third party suppliers related to the supply of Cerus-Supplied Materials. The Parties acknowledge that Cerus has had, and agree that Cerus shall continue to have, full management and control of the supply chain for S-59, including, but not limited to, specifications, qualification, change control, purchasing and development studies. For all Components manufactured by Fresenius Kabi, the responsibilities set forth in in this Section 5.1(a) with respect to the management and control of the supply chain for such Components shall be borne by Fresenius Kabi. This Section supersedes Section 15(d) of the Commercialization Agreement.

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(b) Cerus agrees to provide to Fresenius Kabi Cerus-Supplied Materials at a level of inventory of [***] of Plasma Disks and Platelet Wafers (not including any Plasma Disks or Platelet Wafers then in production for Sets) and [***] of S-59 (not including any S-59 then in production for Sets), in each case based on third party supplier lead times and [***] forecasts provided by Cerus.

(c) Once released, Fresenius Kabi shall arrange for shipment of any Cerus-Supplied Materials from the applicable third party manufacturer’s facilities to Fresenius Kabi’s receiving facility. Fresenius Kabi shall be the importer of records for import of any Cerus-Supplied Materials and for tax purposes. As such, Fresenius Kabi shall be responsible for preparing and filing documentation, and paying related fees, as required by applicable laws, rules and regulations, to import such goods. Fresenius Kabi will notify Cerus upon (i) receipt of each shipment of Cerus-Supplied Materials; and (ii) upon completion of acceptance testing for such Cerus-Supplied Materials, as applicable. Title to Cerus-Supplied Materials shall remain with Cerus at all times, including upon receipt by Fresenius Kabi of such Cerus-Supplied Materials from the applicable third party manufacturer’s facilities. Subject to Section 4.1(b), Cerus shall remain responsible for risk of loss related to the Cerus-Supplied Materials and shall carry appropriate levels of insurance coverage for the Cerus-Supplied Materials at all times.

Section 5.2 [Reserved].

Section 5.3 Illuminators. Cerus shall take full management and control of the supply chain for INTERCEPT Illuminator devices, including, but not limited to, OEM relationships, inventory, obsolescence planning and change control, and Cerus shall have the right to enter directly into contractual arrangements with third party suppliers for the supply and manufacturing of such devices. Cerus shall continue to have the responsibility for field service, resolving technical issues with third party suppliers related to the supply and manufacturing of INTERCEPT Illuminator devices. This Section supersedes Section 15(e) of the Commercialization Agreement.

Section 5.4 Inspection of physical inventory. By the [***], Fresenius Kabi will provide Cerus with a [***] inventory reconciliation clearly indicating per type of Cerus Supplied Material; quantity at [***], total quantity delivered [***], total quantity consumed [***] and total quantity remaining [***]. During the Term, and no more than twice a year or for cause, Cerus shall have the right to conduct a physical inspection and reconciliation of Cerus owned Manufactured Products and inventory, at the Facility and during normal business hours, in order to ascertain or verify the number and description of Manufactured Products held by Fresenius or in the process of being manufactured. Cerus shall endeavor to give Fresenius Kabi at least [***] days’ notice prior to arrival for such physical inspection, but in any event shall give Fresenius Kabi no less than [***] business days’ notice prior to arrival for such physical inspection. Any such physical inspection must be conducted in a manner so as not to unreasonably disrupt Fresenius Kabi’s normal business operations. Fresenius shall use commercially reasonable efforts to cooperate with Cerus in the inventory inspection.

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Article 6

Funded Projects; Future Products

Section 6.1 Funded Projects.

(a) Pursuant to the terms of the Original Supply Agreement, the Parties undertook the development of the Funded Projects set forth in Exhibit F and Section 6.1(d) below. Each Party shall use its commercially reasonable efforts to successfully complete the remaining Funded Projects, including obtaining the necessary product registrations and Regulatory Approvals. In the event that it is no longer viable for an outstanding Funded Projects to be completed, the Parties shall discuss in good faith amending Exhibit F to either amend the scope of or terminate such Funded Project.

(b) Each Party has appointed one or more contact persons to serve as project manager for the Funded Projects, which persons shall continue to manage all aspects of the collaboration, including development, validation and regulatory status and timelines, and means to reduce costs and increase efficiencies of both Parties. Cerus shall be responsible for developing the specifications and project codes for any New Products resulting from the Funded Projects, subject to Fresenius Kabi’s review and approval, which shall not be unreasonably withheld or delayed. Fresenius Kabi shall be responsible for managing meetings and taking meeting minutes to document the progress of the Funded Projects, which minutes shall be jointly reviewed and approved.

(c) Pursuant to the terms of the Original Supply Agreement, Fresenius Kabi agreed to fully fund the Funded Projects, including, but not limited to, any facility costs, capital expenditures, labor and equipment costs, material costs, costs associated with producing prototype, clinical and registration lots, costs associated with any required manufacturing validation studies, and costs associated with design verification studies related to the physical products, such as biocompatibility, stability, aging, packaging, distribution, functionality, and integrity studies, in each case to the extent reasonably attributable to such Funded Projects (the “Funded Development Costs”), which may be depreciated by Fresenius Kabi. In furtherance of the foregoing, Cerus contributed €3.1 million towards the Funded Development Costs. For the avoidance of doubt, nothing in this Agreement including this Section 6.1 shall require Fresenius Kabi to pay or reimburse any costs of or expenses incurred by Cerus in relation to Funded Projects for in vitro or clinical verification and validation studies of the products for their intended use of ex vivo treatment of blood components intended for transfusion or for any samples of Manufactured Products provided to Cerus’ customers.

(d) It is understood and agreed by the Parties that the Phase 4 Projects will be initiated upon achievement of the Phase 4 Project Milestone. Notwithstanding the foregoing, Fresenius Kabi agrees to complete and provide to Cerus a feasibility assessment and project plan with respect to each of the Phase 4 Projects upon reasonable request by Cerus.

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Section 6.2 Future Products.

(a) Upon mutual agreement, the Parties may collaborate on the development of new products not contemplated by the Funded Projects set forth on Exhibit F (“Future Products”). Each Party agrees to use its commercially reasonable efforts to successfully complete any development and validation work required to obtain the necessary product registrations and Regulatory Approvals with respect to such Future Products.

(b) Each Party shall appoint one or more contact persons to serve as project manager for any Future Product under development, which persons shall manage all aspects of the collaboration, including development, validation and regulatory status and timelines, and means to reduce costs and increase efficiencies of both Parties. Cerus shall be responsible for developing the specifications and project codes for such Future Products, subject to Fresenius Kabi’s review and approval, which shall not be unreasonably withheld or delayed. Fresenius Kabi shall be responsible for managing meetings and taking meeting minutes to document the progress of such Future Products, which minutes shall be jointly reviewed and approved.

Section 6.3 Projects; Product Development; Product Improvements; Prototypes.

Upon mutual agreement, the Parties may undertake new projects, product development, product improvement or prototype work (“Projects”). Each Project shall be evidenced by a mutually agreed upon written Work Order or project statement of work, which shall include, at a minimum, a description of the work to be performed by both parties; responsibilities for costs and expenses incurred by both Parties; completion milestones and criteria; and other terms mutually agreed upon by the Parties. No Work Order or project statement of work shall become binding upon either Party, unless and until the applicable Work Order or project statement of work, as applicable, is signed by a duly authorized representative of both Parties. Upon written acceptance of a new Work Order or statement of work in accordance with this Section, such new Work Order or statement of work, as applicable, shall be deemed incorporated into this Agreement. All requirements of this Agreement shall apply to such Work Order or project statement of work. Notwithstanding anything to the contrary, any Project, New Product or Funded Project (or portion thereof) involving costs, expenses and/or investments (individually or in the aggregate) greater than [***] must be mutually agreed upon and shall be subject to Fresenius Kabi board pre-approval.

Section 6.4 New Fresenius Kabi Product Development. The Parties agree to collaborate, to the extent commercially reasonable for both Parties given existing internal priorities, on the qualification and validation of [***]. Subject to mutual agreement at the time Cerus is preparing to make its initial FDA submission [***], Cerus shall seek to include the [***] as part of such submission, provided that [***] has received FDA clearance prior to such submission. If Cerus in its discretion is unable to include the [***] in its initial submission because such inclusion would cause an unreasonable delay in the submission, Cerus shall include the [***] as part of a follow-up FDA submission for [***] as soon as reasonably possible provided that [***] has received FDA clearance. Fresenius Kabi shall [***] by Cerus resulting

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from or attributed to the inclusion of the [***] as part of Cerus’ FDA submission, provided that [***] are agreed upon in writing by the parties in advance. Fresenius Kabi may audit Cerus’ records relating to [***]. For purposes of clarity, Cerus shall have no obligation to include the [***] in its FDA submission unless and until the Parties reach agreement on [***].

Section 6.5 [***] CAPEX.

(a) The Parties agree to purchase and install (i) a second E-beam machine in Fresenius Kabi’s LaChatre, France manufacturing facility, including related infrastructure (the “Second E-beam”), (ii) a third E-beam machine and S-59 filling capability in Fresenius Kabi’s San German, Puerto Rico manufacturing facility, including related infrastructure (the “Third E-beam” and together with the Second E-beam, the “New E-beams”) and (iii) an automatic bag welding machine plus wafer in mesh machine at Fresenius Kabi’s Haina, Dominican Republic manufacturing facility (the “Bag Welding/Mesh Project” and together with the New E-beams, the “CAPEX Projects”). With respect to the CAPEX Projects, Cerus and Fresenius Kabi shall [***]. Notwithstanding any of the foregoing, (a) Cerus will be responsible for all registration costs related to or arising from the CAPEX Projects, including without limitation, any necessary studies or samples for registrations, and (b) Fresenius Kabi will be responsible for all validation and qualification costs related to or arising from the CAPEX Projects.

(b) All capital assets paid for by Cerus and/or Fresenius Kabi pursuant to this Section 6.5 shall be purchased in [***] by, and under the sole control of, Fresenius Kabi (“Fresenius Kabi Assets”). Fresenius Kabi shall be permitted to [***]. Payment of any CAPEX Projects costs, investments, and expenses by Cerus pursuant to this Section 6.5 is due within [***] of Fresenius Kabi giving written notice to Cerus of the incurrence of such costs, investments, and expenses, including providing written evidence thereof as may be reasonably requested by Cerus.

Article 7

Term; Termination

Section 7.1 Term.

(a) The term of this Agreement shall be from the Effective Date of execution through December 31, 2031, unless earlier terminated pursuant to Section 7.2 (the “Initial Term”). In the case this Agreement continues after [***], the Parties agree to negotiate in good faith any necessary commercial modifications for production of Sets at the other Facilities. Upon expiration of the Initial Term, the term of this Agreement will automatically renew for additional successive two (2) year periods (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless (i) either Party provides written notice of non-renewal (A) with respect to the Initial Term, at least two (2) years prior to the expiration of the Initial Term, and (B) with respect to any Renewal Term, at least one (1) year prior to the expiration of such Renewal Term, or (ii) such Renewal Term is earlier terminated pursuant to the terms of this Agreement or applicable law or regulation. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this Section

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7.1, the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event that either Party provides timely notice of its intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates upon the expiration of the Initial Term or the then-current Renewal Term, as applicable.

(b) Notwithstanding the termination provisions set forth in Section 7.1(a) or termination pursuant to Section 7.2, in the event that Cerus is materially impeded from manufacturing, or having third parties manufacture Manufactured Products due to Fresenius Kabi’s patents, know-how or materials, such as plastics, seals, connectors and sterilization, that have been excluded from the licenses to Cerus under the License Agreement, Fresenius Kabi will either (a) continue to supply to Cerus the specific items whose manufacture is impeded by such excluded rights for so long as Cerus requires such items, or (b) expand the license under the License Agreement so as to eliminate such impediment.

(c) Notwithstanding any other provision hereof, it shall be a Fresenius Kabi obligation to have furnished to Cerus all information to be provided under this Agreement and the Licensed Materials to be provided under the License Agreement (as such term is defined in the License Agreement) concurrent with any notice of termination of this Agreement delivered by Fresenius Kabi, or in the event of termination by Cerus, within thirty (30) days of delivery of notice of termination by Cerus. This provision is not intended to relieve Fresenius Kabi from any obligation stated herein or in the License Agreement to furnish to Cerus information and Licensed Materials sooner than such time.

Section 7.2 Termination. This Agreement may be terminated as follows:

(a) by Fresenius Kabi and Cerus upon their mutual agreement;

(b) by Fresenius Kabi or Cerus upon a material breach of this Agreement by the other Party, provided, however, that the Party allegedly in breach shall be entitled to written notice of such breach and thirty (30) days to cure such breach (or such longer period as may be necessary if such Party has commenced curing such breach and is diligently proceeding to cure such breach) before the Agreement may be terminated; and

(c) by Fresenius Kabi or Cerus with written notice to take effect immediately upon receipt thereof by the other Party in the event that the Party receiving notice has filed for bankruptcy or is adjudged insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the Party are instituted.

(d) by Cerus upon [***], such termination effective as of [***].

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Section 7.3 Survival. The following provisions of this Agreement will survive any expiration or earlier termination of this Agreement: Sections 2.5, 2.6, 3.1, 3.2, 3.3, 4.2(c), 4.4, 4.5, 7.1, 7.3, 8.1, 8.2, and Articles 9, 10, 11 and 12.

Article 8

Quality

Section 8.1 Manufacturing Quality. Fresenius Kabi shall perform the obligations in accordance with the Quality Agreement. All Manufactured Products shall be subjected to quality control inspections by Fresenius Kabi in accordance with Fresenius Kabi’s quality control standards and system and by Cerus to ensure adherence to the obligations set forth in the Quality Agreement.

Section 8.2 Adverse Information. Each Party will promptly notify the other Party following receipt of any information, including but not limited to any problems regarding the Manufactured Products or any information regarding any threatened or pending action that might affect the production or marketing of the Manufactured Products. Cerus, as holder of the regulatory approvals and marketing authorization for the Manufactured Products, shall be solely responsible to make a timely report of such matter as necessary to any Regulatory Authority or take other action that it deems to be appropriate or required under applicable law or regulation. Cerus shall determine the plan setting forth the appropriate actions for addressing any problems report with respect to any Manufactured Products and Fresenius Kabi will provide its full cooperation and attention with respect to carrying out such plan.

Article 9

Additional Covenants

Section 9.1. Acquisition of Residual Inventory. Upon the expiration or termination of this Agreement, Cerus shall purchase all existing inventory of Manufactured Products and Components, which shall include any or all work-in-process or raw materials to the extent specifically identified for Cerus. Notwithstanding the foregoing, Cerus shall have no obligation to purchase any such inventory to the extent that it exceeds Cerus’ forecasted requirements for the applicable [***] or [***] period after such expiration or termination or fails to meet the applicable Product Specifications or the shelf-life requirement set forth in Section 2.6(c), with the exception of any inventory specifically requested by Cerus to be held, unless otherwise agreed in writing by the Parties.

Section 9.2 Technology Transfer and Technical Assistance. Subject to the terms and conditions of the License Agreement, in the event of (a) [***]; (b) Fresenius Kabi’s election to terminate this Agreement or (c) a Supply Disruption, Fresenius Kabi shall promptly transfer to Cerus all technical information pertaining to the manufacturing and quality testing of the Manufactured Products (including without limitation, Bills of Materials, SOPs for manufacturing quality assurance and quality control, design history files and batch records, and including HUD, CER, etc. documents, technical reports and regulatory submissions) and provide to Cerus technical

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experts to assist, consult and cooperate with technical personnel of Cerus or its manufacturing sublicensee in the design, production, inspection and maintenance of the Manufactured Products; provided, however, that any technical information transferred in connection with a Supply Disruption shall only be used for the limited purpose of meeting Cerus’ supply requirements for the duration of such Supply Disruption and any agreement with a qualified third party supplier having access to such technical information shall have a limitation on the use of such technical information consistent herewith. Cerus may make requests for technical assistance during the Term of this Agreement, however, not to exceed two such requests a calendar year and one such request for each manufacturing change Fresenius Kabi may introduce. Cerus has the rights to use such information provided by Fresenius Kabi in accordance with the terms of the License Agreement. Cerus shall pay the reasonable traveling, living and other related expenses of such technicians of Fresenius Kabi as agreed between the Parties, and Cerus shall pay for such services on an hourly rate (excluding travel time) equal to $ [***] (US) per day per person. Fresenius Kabi shall arrange at the request of Cerus for the visit of Cerus’ technical personnel to the offices or plants or any other facilities of Fresenius Kabi for the study of manufacturing processes, practices, testing shipment and know-how used by Fresenius Kabi in the manufacture of the Manufactured Products as provided for under the License Agreement. In no event will Fresenius Kabi technicians be expected to meet or travel for Cerus to a country for which the U.S. Department of State has issued a travel advisory recommending U.S. citizens leave or avoid traveling to such country at that time.

Section 9.3 Compliance with Laws. Each Party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or Regulatory Authority governing the Manufacturing Services to be provided hereunder, including but not limited to the laws on fair competition, anti-money laundering/terrorism financing and anti-bribery and corruption and data protection laws (for the purposes of this section, the “Applicable Laws”). No Party will take any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other Party.

Fresenius Kabi will comply at all times with then current ISO standards and then current Good Manufacturing Practices (cGMP) and maintain related certification, subject to Section 2.2(d). Neither Party nor its directors, employees, agents or representatives have, directly or indirectly, provided or paid and will not provide or pay commissions, payments, kickbacks, lavish or extensive entertainment or gift, or other inducements of more than minimal value to any provider organization, customer, employee or agent of the other Party, or other persons in connection with this Agreement. Neither Party has, directly or indirectly, provided or paid and neither Party will provide or pay any monies or other items of value in violation of, or which may cause either Party or their respective affiliates to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the anti-bribery provision thereof) or any similar laws. No officer, director, employee, agent or representative of a Party is or shall be an official of the government of any country or political subdivision thereof or regulating agency, and no part of the purchase price, fees or charges hereunder have accrued or shall accrue, in whatever form, for the benefit of any such official.

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In case of a court’s final adjudication of a material breach of the provisions of any Applicable Laws by either Party, the other Party shall be entitled to terminate this Agreement for cause by written notice with immediate effect. Each Party shall fully cooperate with, and provide conclusive documentation to, the other Party, any of its affiliated companies or any auditor acting on its behalf in case the other Party or such affiliated company or auditor initiates the conduct of a review of compliance with Applicable Laws, in particular the measures taken and implemented by the other Party to ensure such compliance.

Section 9.4 Relationship of the Parties. Fresenius Kabi shall and will remain at all times an independent contractor of Cerus in the performance of all Manufacturing Services hereunder. In all matters relating to this Agreement, each Party hereto will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of the other Party. No Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party nor shall either Party act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein.

Section 9.5 Purchase of Equipment. Upon termination of Fresenius Kabi’s obligations under this Agreement and as long as Fresenius Kabi has no obligations for Manufactured Products to either Cerus or its successors or assigns, Cerus may elect to purchase any equipment, instruments, tools, ties and molds dedicated to the manufacturing of the Manufactured Products at a price to be negotiated by the Parties in good faith.

Section 9.6 Milestone Payment. The Parties acknowledge that Cerus made a one-time, lump sum payment of €5.5 million to Fresenius Kabi in August 2019.

Section 9.7 [***]

Section 9.8 Amendment to License Agreement. Effective as of July 1, 2015, the license granted by the License Agreement was converted to a royalty-free license. For purposes of clarity, no royalties will be assessed with respect to Net Sales of Products (in each case, as defined in the License Agreement) occurring on or after the Effective Date.

Article 10

Confidentiality

Section 10.1 Confidential Information. All information and materials containing information provided by any Party to another relating to this Agreement, including but not limited to customer requirements, lists, preferences and methods of operation, the technology, any know-how, data, process, or technique of any Party relating to such Party’s products, and any research project, work-in-process, future development, scientific, engineering, or manufacturing information, know-how, designs, drawings, management information reports and other

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computer-generated reports, financial information, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, and the business affairs of such Party, whether in oral, graphic or written form, as the case may be, are and shall be treated as confidential (“Confidential Information”). Among other things, Confidential Information shall include confidential or proprietary information or materials of third parties and the Parties’ respective Affiliates, that are in the possession of one of the Parties and provided pursuant to this Agreement.

Section 10.2 Obligations. Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a) limit access to any Confidential Information of the disclosing Party received by it to its, its Affiliates’, sublicensees’ and distributors’ employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the rights and obligations of the Parties hereunder, and who are under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein;

(b) safeguard all Confidential Information of the disclosing Party received using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own confidential information or material; and

(c) use the Confidential Information of the disclosing Party only for the purposes and in connection with the performance of such Party’s obligations set forth in this Agreement.

Section 10.3 Exceptions to Confidentiality. Notwithstanding Section 10.2, the Parties’ obligations of confidentiality and non-use shall not apply to any particular information or materials that the receiving Party can demonstrate:

(a) was, at the time of disclosure to it, in the public domain;

(b) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c) was received after disclosure to it from a third party who had a lawful right to disclose such information or materials to it;

(d) was required to be disclosed to any regulatory body having jurisdiction over the receiving Party or any of its respective Affiliates, sublicensees or customers;

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(e) that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party; or

(f) is subsequently developed by the receiving Party independently of the information received from the disclosing Party.

In the case of any disclosure pursuant to Sections 10.3(d) or 10.3(e), to the extent practical, the receiving Party shall notify the disclosing Party in advance of the required disclosure and shall use commercially reasonable efforts to assist the disclosing Party in obtaining a protective order, if available, covering such disclosure. If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

Notwithstanding Section 10.2, the receiving Party shall have the right to disclose Confidential Information of the disclosing Party to the receiving Party’s attorneys, accountants, actual or potential sources of financing, and actual or potential investors or acquirers under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein.

Section 10.4 Use of Certain Information. No Party shall, without the appropriate Party’s prior written consent, use the names, service marks or trademarks of another Party as trademarks or use such names, service marks or trademarks to suggest any affiliation, sponsorship, endorsement or recommendation. All employees, agents, representatives and consultants of each Party and its Affiliates and sublicensees shall be required to comply with the terms of this Section 10, and each Party, as applicable, shall be responsible for any breach thereof and the performance or non-performance of each such party.

Section 10.5 No Publicity. Except as required by law, no Party shall originate any news release or other public announcement relating to this Agreement or the terms hereof without the prior written approval of the other Party; provided, however that any Party to this Agreement may provide public information concerning this transaction to the extent necessary or appropriate to comply with applicable securities laws and/or customary corporate communications processes.

Section 10.6 Equitable Remedies. Each Party acknowledges that if it, its Affiliates or their respective employees, agents, representatives, or consultants breach (or attempt to breach) the obligations set forth in this Article 10, the other Party will suffer immediate and irreparable harm, it being acknowledged that legal remedies are inadequate. Accordingly, if a court of competent jurisdiction should find that any such Party has breached (or attempted to breach) any such obligations, such Party shall not oppose the entry of an appropriate order compelling performance by such Party and restraining it from any further breaches (or attempted breaches).

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Article 11

Indemnification; Insurance; Liability Limitation

Section 11.1 Indemnification.

(a) Intellectual Property Indemnification by Fresenius Kabi. Fresenius Kabi will, indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Cerus, the “Cerus Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that Fresenius Kabi’s plastics, subassemblies, such as bags, tubing and connectors, or manufacturing or packaging processes for the Manufactured Products (the “Fresenius Kabi Elements”), infringe, misappropriate or violate any patent, copyright, trade secret, confidential information or other intellectual property of any third party.

(b)
Exceptions to Fresenius Kabi Intellectual Property Indemnification. Fresenius Kabi shall have no indemnification obligations under Section 11.1(a) with respect to any infringement relating to:

(i) Cerus’ direction, without Fresenius Kabi’s approval, to any Person to use the Manufactured Products in a manner contrary to the instructions for use of such Manufactured Product and the infringement is caused by such contrary use; or

(ii) the combination, incorporation or use of any Manufactured Products by Cerus with Cerus’ or any third party’s product(s), or the use of such combined or incorporated Manufactured Products by Cerus’ customers, if such infringement would not have existed but for such combination or incorporation of the Manufactured Products by Cerus with or into any such Cerus product or any other third party product, or the use of such combined or incorporated product by Cerus’ customers, except for combinations, incorporations or use specified in the instructions for use of such Manufactured Products.

(c)
Intellectual Property Indemnification by Cerus. Cerus will indemnify, defend and hold harmless Fresenius Kabi and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Fresenius Kabi, the “Fresenius Kabi Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that any Cerus-Supplied Materials or Manufactured Product infringes, misappropriates or violates any patent, copyright, trademark, trade secret, confidential information or other intellectual property right of any third party; provided that the indemnification obligation set forth in this Section 11.1(c) shall not apply to the extent that such Damages arise out of or relate to (i) a Fresenius Kabi Element or (ii) the Licensed Assets, or (iii) a Manufactured Product that is not in conformity with the Product Specifications and such infringement, misappropriation or violation would not have existed but for the difference between the specifications and the Product Specifications.

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(d) Other Indemnification by Fresenius Kabi. Fresenius Kabi will indemnify, defend and hold harmless the Cerus Indemnified Parties from and against any Damages arising out of or relating to any claim from any third party that (x) defective Manufactured Product, (y) negligence or willful misconduct of Fresenius Kabi, or (z) acts or omissions of Fresenius Kabi that would constitute a Breach, have created Liabilities to the third party; provided, however, for the avoidance of doubt, Fresenius Kabi shall have no obligation to indemnify Cerus for any Liabilities caused by (i) the design of the Products (except to the extent that such design was based on input from Fresenius Kabi), (ii) Cerus-Supplied Materials, or (iii) any claim encompassed within Cerus’ obligation to indemnify pursuant to Section 11(e) below.

(e) Other Indemnification by Cerus. Cerus will indemnify, defend and hold harmless the Fresenius Kabi Indemnified Parties from and against any Damages arising out of or relating to any claim from any third party (other than claims of infringement of patent, copyright, trademark, trade secret, confidential information or other intellectual property right) that Cerus’ or its distributors’, resellers’ or Affiliates’ sale, offer for sale, import, manufacture, use or distribution of Manufactured Products, or use of such Manufactured Products by customers of Cerus, has created Liabilities to the third party; except to the extent the claim is encompassed within Fresenius Kabi's obligation to indemnify pursuant to Section 11.1(d), above.

Section 11.2 Procedure for Indemnification - Third Party Claims.

(a) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, the Indemnified Party shall notify the other Parties obligated to indemnify such Indemnified Party (the “Indemnifying Party”) of the commencement of the claim.

(b) If any Proceeding referred to in Section 11.2(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party shall, upon written notice given within thirty (30) days after the Indemnified Party’s notice is given, be entitled to assume the defense of the Proceeding. If the Indemnifying Party elects to assume the defense of a Proceeding, the Indemnified Party shall turn the Proceeding over to the Indemnifying Party, who shall, at its own expense, assume the defense of the Proceeding and the Indemnified Party shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and shall cooperate with and assist the Indemnifying Party in connection with the defense or contest, but the Indemnifying Party shall retain control thereof and have final authority to determine all matters in connection therewith. Notwithstanding the foregoing, (i) the Indemnifying Party shall have the right to control the defense, litigation and settlement of the action only if the Indemnifying Party has agreed in writing to be responsible for all costs, expenses, judgments and liabilities connected with the claim, (ii) the Indemnifying Party shall not enter into any settlement of any Proceeding unless such settlement is contingent upon obtaining a general release in form and substance acceptable to the Indemnified Party releasing the Indemnified Party from all Liabilities in such Proceeding, and (iii) the Indemnifying Party shall not enter into any settlement of any Proceeding if such settlement grants any injunctive or equitable relief unless the Indemnified Party has consented in writing to such settlement.

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Section 11.3 Definitions.

(a) As used herein, a “Breach” shall mean a breach of a covenant, obligation or other provision of this Agreement, and such breach will be deemed to have occurred if there is or has been one or more misstatements or inaccuracies in, or one or more failures to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement.

(b) As used herein, “Damages” shall mean all Liabilities, obligations, losses, damages, deficiencies, assessments, judgments, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any Proceeding).

(c) As used herein, “Liabilities” means any debts, obligations, duties or liabilities of any nature, whether known or unknown, and whether accrued, contingent or otherwise.

(d) As used herein, “Proceeding” means any third-party action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

Section 11.4 Fresenius Kabi Insurance. Fresenius Kabi shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 11.5 Cerus Insurance. Cerus shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 11.6 Limitation on Liability. NEITHER PARTY WILL BE LIABLE FOR LOST PROFITS, LOSS OF BUSINESS OR OTHER CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE FOREGOING. Except with respect to a breach of a Party’s confidentiality obligation hereunder or a Party’s indemnification obligation under Section 11.1(a), 11.1(c), 11.1(d)(x) ([***]), 11.1(d)(y) ([***]), or 11.1(e), in no event shall any Party be liable for direct damages regardless of whether such Party shall be advised, shall have other reason to know, or in fact shall know of the foregoing, in excess of the [***] period preceding the claim, in the aggregate under the Agreement.

Article 12

Miscellaneous

Section 12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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Section 12.2 Assignment and Delegation.

(a) No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent. “Permitted Assignees” include an Affiliate of the assigning Party and a third party to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates and who assumes all obligations of the assigning party under this Agreement and has the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation.

(b) No Delegations. No Party may delegate any performance under this Agreement.

(c) Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

Section 12.3 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

Section 12.4 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all prior agreements or understandings between Cerus and Fresenius Kabi with respect to the subject matter of the Original Supply Agreement; provided however that any Work Orders or side letters entered into under the Original Supply Agreement shall survive and remain in effect. For purposes of clarity, except as stated in Sections 5.1 and 5.3 of this Agreement, this Agreement does not supersede the Commercialization Agreement, the Restructuring Agreement entered between the Parties as of February 2, 2005, or the Concurrent Agreement (as defined in the Restructuring Agreement). For further clarity, except as stated in Section 9.8 of this Agreement, this Agreement does not supersede or amend the terms of the License Agreement, which governs the terms of any intellectual property applicable to the rights and obligations of the Parties hereunder. This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Section 12.5 Force Majeure. Neither Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, pandemic, epidemic, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force

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Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

Section 12.6 Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

Section 12.7 Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

Section 12.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

Section 12.9 Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

Section 12.10 Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

Section 12.11 Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect. The execution of this Agreement by the Parties does not constitute or evidence any waiver of any right, or remedy either Party may have against the other Party under the Original Supply Agreement.

Section 12.12 Alternative Dispute Resolution. The Parties will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations and in the spirit

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of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute will be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the AAA. Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

Section 12.13 Joint and Several Liability. Fresenius Kabi’s obligations and liability under this Agreement shall be joint and several, including without limitation, with respect to each such party’s indemnification obligations under Article 11.

Section 12.14 Availability of Injunction. Fresenius Kabi and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party. The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security. The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California. The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

Section 12.15 Fresenius Kabi Deutschland. FK Deutschland hereby consents to the amendment and restatement of the Original Supply Agreement and as of the Effective Date, Fresenius Kabi (not FK Deutschland) shall be obligated to provide the Manufactured Products to Cerus.

[Signature Page to Follow]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the last date set forth below.

Fenwal International, Inc.

By: /s/ Yamilett Odiott

Name: Yamilett Odiott

Title: Plant Manager

By: /s/ Scott Day

Name: Scott Day

Title: VP & Chief Counsel, Legal & IP

Fenwal France SAS

By: /s/ Olivier Symoneaux

Name: Olivier Symoneaux

Title: Plant Manager La Chatre

By: /s/ Georgi Jekov

Name: Georgi Jekov

Title: Senior Vice President Global Operations Disposables, Fresenius Kabi MedTech

Fresenius kabi Deutschland GmbH

By: /s/ Stefan Vogt

Name: Stefan Vogt

Title:

By: /s/ Jens Schaake

Name: ppa. Jens Schaake

Signature Page - 1

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Title: Senior Vice President CoE Global Procurement

Fresenius Kabi AG

By: /s/ Christian Hauer

Name: Dr. Christian Hauer

Title: President Fresenius Kabi MedTech

By: /s/ Kristina Nelkner

Name: ppa Kristina Nelkner

Title: Vice President HR / EHS & OHS

Cerus Corporation

By: /s/ William M. Greenman

Name: William M. Greenman

Title: President and CEO

Signature Page - 2

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit A

Product Specifications

Platelet Sets

[***]

Signature Page - 1

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit B

Product Specifications

Plasma Sets

[***]

Exhibit C

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (KABI – CERUS)

272451269 v1

DRAFT

Exhibit C

Product Specifications

RBC Sets

[***]

Exhibit C

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

EXHIBIT D

Transfer Price*

[***]

Exhibit D

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit E

Steering Committee Members

Fresenius Kabi Members		Cerus Members
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Exhibit E

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit F

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit F

Funded Projects

[***]

Exhibit F

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit G

[***]

[attached]

Exhibit G

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit H

Business Continuity Plan

[attached]

Exhibit I

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)

Exhibit I

Cerus-Supplied Materials Cost

[***]

Exhibit I

SECOND AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (Fresenius Kabi – CERUS)